UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2022

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                            Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On July 15, 2022, Sesen Bio, Inc. (the “Company”) approved a restructuring plan to reduce operating expenses and better align its workforce with the needs of its business following the decision to pause further development of the Company’s lead asset, Vicineum™ in the US. Execution of the restructuring plan is expected to be substantially complete by the end of the fourth quarter of 2022.

The restructuring plan includes an incremental reduction in the Company’s workforce as well as additional cost-saving initiatives intended to preserve capital while the Company continues to assess potential strategic alternatives with the goal of maximizing shareholder value and seek a potential partner for the further development of Vicineum. The Company currently estimates that it will incur in the third and fourth quarters of 2022 severance and other employee-related costs of approximately $8 million. The Company also expects to incur one-time cash costs associated with the termination of certain contracts and all other activities under the restructuring plan, and is in the process of assessing the estimated impact as required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K. In accordance with paragraph (d) of Item 2.05, the Company will file an amendment to this Current Report on Form 8-K upon the timely determination of such cost estimates or ranges of cost estimates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding estimated costs associated with the restructuring plan, the expected timing of implementing and completing the restructuring plan, the Company’s ability to preserve capital while it continues to assess potential strategic alternatives and seek a potential partner for the further development of Vicineum, and the expected timing for incurring costs associated with the restructuring plan, which are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including the risk that the Company may not be able to implement the restructuring plan as currently anticipated or within the timing currently anticipated, the impact of the workforce reduction on the Company’s business, the risk that the Company’s cost saving initiatives may not be successful, unanticipated difficulties with preserving capital, unanticipated difficulties in terminating certain contracts and arrangements, unanticipated charges not currently contemplated that may occur as a result of the restructuring plan, the risk that the Company may not be successful in identifying one or more strategic alternatives or ultimately pursuing a strategic alternative that delivers the anticipated benefits or enhances shareholder value, and the risk that the Company may not be successful in seeking a potential partner for further development of Vicineum, among other risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 20, 2022

Sesen Bio, Inc.

By:	/s/ Thomas R. Cannell, D.V.M.
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer